SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ] [ ] [ ] [X] [ ]

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-12

LAZARD GLOBAL TOTAL RETURN AND INCOME, INC.

______________________________________________________________________
(Name of Registrant as Specified in Charter)

______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: __________
(2)	Aggregate number of securities to which transaction applies:__________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________
(4)	Proposed maximum aggregate value of transaction:__________________
(5)	Total fee paid: _______________________________________________
[ ]	Fee previously paid with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount previously paid:____________________________
(2)	Form, schedule or registration statement no.:____________
(3)	Filing party:______________________________________
(4)	Date filed: _______________________________________

Approved - Solicitation Script

Lazard Global Total Return and Income Fund, Inc.

Adjourned Meeting Date: November 15, 2019

Broadridge Toll Free Number: 855-723-7814

Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Stockholder’s Last Name>. My name is <Name of LAM Employee or Fund Officer> and I am <Position / Title> calling on behalf of Lazard Global Total Return and Income Fund to confirm you have received the proxy materials for the Adjourned Annual Meeting of Stockholders scheduled in just a few days on November 15, 2019. Have you received the proxy materials?

Voting:

You are being asked to vote on the merger of Lazard World Dividend & Income Fund into Lazard Global Total Return and Income Fund. Your Board has recommended a vote “FOR” the merger proposal.  Would you like to vote along with the recommendation of the Board for all of your accounts?

Thank you, you can have your vote recorded by contacting Broadridge Financial Solutions, the fund's proxy solicitor, toll free at 855-723-7814.

Mr./Ms. <Stockholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

If unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the merger proposal with you? <After review, ask them if they would like to vote now over the phone>.

If materials not received/requesting materials to be re-mailed:

I can have Broadridge Financial Solutions, the fund's proxy solicitor, resend the proxy materials to you, or I can review the merger proposal with you now by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the merger proposal. Would you like to vote along with the recommendation of the Board for all your accounts?

If they don’t want merger proposal reviewed:

Do you have an email address the proxy materials can be sent to? <If yes, copy down the email address and read it back phonetically to the stockholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call Broadridge Financial Solutions, the fund's proxy solicitor, at 855-723-7814.

If Not Interested:

I am sorry for the inconvenience. Please be aware that, as a stockholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful <day, evening, night>.

Registered holder wants a new proxy card/or their control number <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, you can call Broadridge Financial Solutions, the fund's proxy solicitor, in the meantime so that your vote will be represented at the upcoming meeting.  Broadridge's number is 855-723-7814. Your Board is recommending you vote “FOR” the merger proposal.

Beneficial holder wants a new VIF/or their control number:

Your control number can be found on your Vote Instruction Form. You can contact your broker/financial advisor and they can arrange to have a new voting instruction form sent to you.  However, you can call Broadridge Financial Solutions, the fund's proxy solicitor, in the meantime so that your vote will be represented at the upcoming meeting.  Broadridge's number is 855-723-7814.  Your Board is recommending you vote “FOR” the merger proposal.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Name of LAM Employee or Fund Officer> and I am <Position / Title> calling with an urgent message on behalf of Lazard Global Total Return and Income Fund. You have probably received several messages concerning the Adjourned Annual Meeting of Stockholders to be held on November 15, 2019, either electronically, by mail or by phone. That is because the meeting date is just a few days away and we need your help.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call Broadridge Financial Solutions, the fund's proxy solicitor, toll-free at 855-723-7814 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.